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                                                                   Exhibit 23.5

COOPERS & LYBRAND

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-4 to be filed on November 4, 1996, of our report dated February 13, 1995, on our audits of the consolidated financial statements of SNET Paging, Inc., as of December 31, 1994 and 1993 and for the years then ended, which appears in Form 8-K/A of Paging Network, Inc., dated April 3, 1995. We also consent to the reference of our Firm under the caption "Experts" in this Registration Statement.

                                        COOPERS & LYBRAND L.L.P.

New Haven, Connecticut
November 1, 1996